Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

…………..

(Form Type)

CHINA NATURAL RESOURCES, INC.

……………………………………………………..…

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered **	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
			Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value, underlying the Unregistered Investor Warrants	457(g)	1,115,903 (3)	$ 3.00	$ 3,347,709	0.00014760	$494.12
	Equity	Common Shares, no par value, underlying the Placement Agent Warrants	457(g)	74,394 (4)	$ 2.20	$ 163,666.80	0.00014760	$24.16

Fees to be Paid								$518.28

Fees Previously Paid
	Total Offering Amounts					$3,511,375.80		$518.28
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$518.28

All the Common Shares are to be offered for resale from time to time by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1. The Registrant will not receive any proceeds from the sale of its Common Shares by the selling shareholders.

(1)    Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(a) under the Securities Act of 1933, as amended.

(2)    Pursuant to Rule(g) under the Securities Act, as amended and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the price at which the warrants may be exercised as known at the time of filing the registration statement.

(3)    There being registered an aggregate of 1,115,903 Common Shares issuable upon the exercise of the Unregistered Investor Warrants at a per share exercise price of $3.00.

(4)    There being registered an aggregate of 74,394 Common Shares issuable upon the exercise of the Placement Agent Warrants at a per share exercise price of $2.20.